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                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                                 June 4, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

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                                   EXHIBIT A
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




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS- MPUSTS-19 DAF                            893113   33-52793   811-2810


DEFINED ASSET FUNDS-CIF IS-13                                 843855   33-41741   811-2295


DEFINED ASSET FUNDS- IS-190 DAF                               803872   33-49385   811-1777
DEFINED ASSET FUNDS- IS-232 DAF                               804057   333-0065   811-1777


DEFINED ASSET FUNDS-ITS-57 DAF                                914813   333-0001   811-2295


DEFINED ASSET FUNDS-MITF ITS-124                              781271   33-26063   811-1777
DEFINED ASSET FUNDS-MITF ITS-188                              868152   33-45754   811-1777
DEFINED ASSET FUNDS- ITS-204 DAF                              868111   33-49239   811-1777
DEFINED ASSET FUNDS- ITS-228 DAF                              910374   33-52455   881-1777
DEFINED ASSET FUNDS- ITS-229 DAF                              910375   33-52457   811-1777
DEFINED ASSET FUNDS- ITS-251 DAF                              924343   33-57805   811-1777


DEFINED ASSET FUNDS-CIF MPS-303                               781791   33-36734   811-2295


DEFINED ASSET FUNDS-MUNICIPAL STATE SERIES                    943818   33-58571   811-2537
DEFINED ASSET FUNDS-MITF MSS 6S                               847183   33-32912   811-1777
DEFINED ASSET FUNDS-MITF MSS 6U                               847185   33-33380   811-1777
DEFINED ASSET FUNDS-MITF MSS 6V                               847186   33-33850   811-1777

DEFINED ASSET FUNDS-MITF NYPUT-1                              746574   2-91269    811-1777

TOTAL:   17 FUNDS

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